Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of The Lovesac Company on Form S-8 of our report dated March 30, 2022, except for Note 2 and the revised disclosures in Notes 5, 6, 7 and 8, for which the date is November 2, 2023, with respect to our audit of the consolidated financial statements of The Lovesac Company for the year ended January 30, 2022 and our report dated March 30, 2022 with respect to our audit of internal control over financial reporting of The Lovesac Company as of January 30, 2022 appearing in the Annual Report on Form 10-K of The Lovesac Company for the year ended February 4, 2024. Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of a material weakness. We were dismissed as auditors on July 21, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum llp

Marcum LLP

Hartford, Connecticut

June 28, 2024